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                                                             EXHIBIT 25

                            LECHTERS, INC.

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby make, constitute and appoint Ira S. Rosenberg and John W. Smolak, or either of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Annual Report on Form 10-K, and any and all amendments thereto; such Form 10-K and each such amendment to be in such form and to contain such terms and provisions as said attorneys or substitute shall deem necessary or desirable; giving and granting unto said attorneys, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorneys or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys or such substitute shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly executed these presents in the capacities indicated this 5th day of March, 1996:

          Signature                     Title

     /S/ Donald L. Jonas           Chairman, President and
          Donald L. Jonas           Chief Executive Officer

     /S/ John W. Smolak            Senior Vice President and
          John W. Smolak            Chief Financial Officer

     /S/ Albert Lechter            Director
          Albert Lechter

     /S/ Leonard Pfeffer           Director
          Leonard Pfeffer

     /S/ Martin S. Begun           Director
          Martin S. Begun

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                       SIGNATURES - (Continued)

     /S/ Charles A. Davis          Director
          Charles A. Davis

     /S/ Bernard D. Fischman       Director
          Bernard D. Fischman

     /S/ Robert Knox               Director
          Robert Knox

     /S/ Anthony E. Malkin         Director
          Anthony E. Malkin

     /S/ Roberta S. Maneker        Director
          Roberta S. Maneker

     /S/ Norman Matthews           Director
          Norman Matthews

     /S/ John Wolff                Director
          John Wolff